UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2019 (June 26, 2019)

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(323) 694-9800

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	SRAX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 26, 2019, Social Reality, Inc. (“Company”) held its 2019 Annual Meeting (“Annual Meeting”) at 11:00 a.m. Pacific Time. The meeting was held at the Company’s headquarters at 456 Seaton Street, Los Angeles, CA 90013. Only stockholders of record as of the close of business on April 29, 2019 (“Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, 12,327,842 shares of the Company’s Class A common stock were issued, outstanding and entitled to vote, of which 7,646,194 shares were represented, in person or by proxy, and which constituted a quorum. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

(a) Proposal 1.  The following individuals were elected as directors to serve for a one-year term expiring at the 2020 Annual Meeting, or until their successor is qualified and appointed, based upon the following votes:

			Broker
Nominee	Votes For	Votes Withheld	Non-Votes
Christopher Miglino	7,568,766	8,873	--
Kristoffer Nelson	7,568,768	8,871	--
Mark Savas	7,444,151	133,488	--
Malcolm CasSelle	7,462,998	114,641	--
Robert Jordan	7,499,167	78,472	--
Colleen DiClaudio	7,538,782	38,857	--

(b) Proposal 2.  The ratification of RBSM LLP, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified based upon the following votes:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
7,610,879	32,244	3,071	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2019

Social Reality, Inc.

By:	/s/ Christopher Miglino
Christopher Miglino Chief Executive Officer